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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             ITT DESTINATIONS, INC.


     The undersigned hereby certifies that he is the duly elected and acting Assistant Secretary of ITT Destinations, Inc., a corporation organized and existing under the laws of the State of Nevada, and that, for the purpose of amending and restating its original Articles of Incorporation, which were filed with the Secretary of State of the State of Nevada on July 15, 1997, pursuant to and by virtue of Chapter 78 of the Nevada Revised Statutes, the following Restated Articles of Incorporation have been duly adopted in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes.


                                 ARTICLE FIRST


     The name of the corporation is ITT Destinations, Inc. (the "Corporation").


                                 ARTICLE SECOND

     The address of the registered office of the Corporation in the State of Nevada is One East First Street, Reno, Nevada 89501. The name of the resident agent of the Corporation at such address is The Corporation Trust Company.

                                 ARTICLE THIRD

     The purpose of the Corporation is to engage in any lawful act or activity for which the Corporation may be organized under the provisions of Chapter 78 of the Nevada Revised Statutes.

                                 ARTICLE FOURTH

     (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is 250,000,000 shares, consisting of 200,000,000 shares designated "Common Stock" and 50,000,000 shares designated "Preferred Stock". The shares of Common Stock and the shares of Preferred Stock shall each have a par value of $.01 per share.

     (b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the following provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof for shares of any such class or series of Preferred Stock:

           (1) the designation of such class or series, the number of shares to constitute such class or series and the stated or liquidation value thereof;

           (2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

           (3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;
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           (4) whether the shares of such class or series shall be subject to redemption at the election of the Corporation and/or the holders of such class or series and, if so, the times, price and other conditions of such redemption, including securities or other property payable upon any such redemption, if any;

           (5) the amount or amounts, if any, payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation;

           (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

           (7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any securities, whether or not issued by the Corporation, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

           (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

           (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional shares of stock, including additional shares of such class or series or of any other series of the same class or of any other class;

           (10) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

           (11) any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Nevada.

     (c) Such divisions and determinations may be accomplished solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.

     (d) The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; provided that each series and class is given a distinguishing designation and that all shares of a series have powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those other series of the same class.

     (e) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series before any dividends shall be declared and paid, or set aside for payment, on shares of Common Stock with respect to the same dividend period. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

     (f) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of each series of Preferred Stock will be entitled to receive the amount fixed for such series upon any such event plus, in the case of any series on which dividends will have been determined by the Board

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of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

     (g) The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

     (h) Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.

     (i) Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Subject to the provisions of applicable law and any certificate of designation providing for the issuance of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote. No stockholder will be permitted to cumulate votes at any election of directors.

     (j) Subject to all the rights of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full in cash the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

                                 ARTICLE FIFTH

     (a) The members of the governing board of the Corporation shall be styled directors of the Corporation. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be such as from time to time shall be determined by resolution adopted by a majority of the entire Board of Directors, but in no event shall the number of directors be less than one or more than twenty-five; provided, however, that compliance with the foregoing limitation shall be determined without counting directors elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class of directors shall have an initial term expiring at the first annual meeting of stockholders held after the distribution (the "Distribution") by ITT Corporation, a Nevada corporation ("ITT"), of the issued and outstanding shares of Common Stock held by ITT to ITT stockholders, the second class of directors shall have an initial term expiring at the second annual meeting of stockholders held after the Distribution and the third class of directors shall have an initial term expiring at the third annual meeting of stockholders held after Distribution. Except as specifically contemplated by the prior sentence and other than with respect to any

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directors elected by the holders of any series of Preferred Stock pursuant to the terms of these Articles of Incorporation, at each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. Each director shall hold office until such director's successor is duly elected and qualified. The election of directors need not be by written ballot.

     (b) Advance notice of stockholder nominations for the election of directors and advance notice of business to be brought by stockholders before an annual meeting must be given in the manner provided in the By-laws of the Corporation.

     (c) Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (d) Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     (e) Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, this ARTICLE FIFTH.

                                 ARTICLE SIXTH

     (a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special stockholders' meeting and may not be effected by consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, this paragraph
(a) of ARTICLE SIXTH.

     (b) Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such stockholder.

     (c) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, an election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of these Articles of Incorporation.

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                                ARTICLE SEVENTH

     To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) for the payment of distributions to stockholders in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this ARTICLE SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modifications.

                                 ARTICLE EIGHTH

     The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

                                 ARTICLE NINTH

     In order to enable the Corporation and any Subsidiary (as hereinafter defined) to secure and maintain in good standing all licenses, franchises and other regulatory approvals issued by Gaming Authorities (as hereinafter defined) which are necessary for the lawful operation of gaming and related businesses now or hereafter engaged in by the Corporation or any Subsidiary within or without the United States of America, which licenses, franchises or other regulatory approvals are conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications (the "Gaming Licenses"), and in order to insure that the business of the Corporation and its Subsidiaries will be carried on in compliance with the laws and regulations governing the conduct of gaming and related businesses (the "Gaming Laws"), the following provisions are made and shall apply for so long as the Corporation is subject to Gaming Laws:

          (a) Securities (as hereinafter defined) of the Corporation shall be subject to redemption by the Corporation, pursuant to Section 78.196 of the Nevada Revised Statutes or any other applicable provision of law, to the extent necessary to prevent the loss or to secure the reinstatement of any Gaming License held by the Corporation or any Subsidiary.

          (b) Securities of the Corporation shall be held subject to the condition that if a holder thereof is found by a Gaming Authority to be disqualified or unsuitable pursuant to any Gaming Law (a "Disqualified Holder"), such holder shall dispose of all of the Corporation's Securities held by such holder within the 120 day period (the "Disposition Period") commencing on the date (the "Notice Date") upon which the Corporation shall have received notice from a Gaming Authority of such holder's disqualification or unsuitability (the "Disqualification Notice"). Promptly following its receipt of a Disqualification Notice, the Corporation shall cause such Disqualification Notice to be delivered to the Disqualified Holder named therein by personal delivery, by mailing it to the address shown on the Corporation's books and records or through the use of any other reasonable means. Failure of the Corporation to provide such Disqualification Notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights.

          (c) If any Disqualified Holder fails to dispose of the Corporation's Securities within the Disposition Period, the Corporation may redeem such Securities at the lesser of (1) the lowest closing sale price of such Securities on any trading day during the Disposition Period or (2) such Disqualified Holder's original purchase price.

          (d) Commencing on the Notice Date, it shall be unlawful for a Disqualified Holder to:

             (1) receive payments of dividends or interest upon any Securities of the Corporation held by such Disqualified Holder,

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             (2) exercise, directly or indirectly, any right conferred by the
        Corporation's Securities upon the holders thereof, or

             (3) receive any remuneration in any form, for services rendered or otherwise, from the Subsidiary of the Corporation that holds a Gaming License.

          (e) The Board of Directors shall have the power to determine, on the basis of information known to the Board after reasonable inquiry, all questions arising under this ARTICLE NINTH including, without limitation,
     (1) whether a person is a Disqualified Holder, (2) whether a Disqualified Holder has disposed of Securities pursuant to Paragraph (b) of this ARTICLE NINTH and (3) the amount of Securities held directly or indirectly by any person. Any such determination shall be binding and conclusive on all such persons.

          (f) The Corporation shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this ARTICLE NINTH, and each holder of Securities of the Corporation will be deemed to have acknowledged by acquiring or retaining Securities of the Corporation that failure to comply with this ARTICLE NINTH will expose the Corporation to irreparable injury for which there is not adequate remedy at law and that the Corporation is entitled to injunctive relief to enforce the provisions of this ARTICLE NINTH.

          (g) A Disqualified Holder shall indemnify the Corporation and its Subsidiaries for any and all direct or indirect costs (including attorneys' fees) incurred by the Corporation as a result of such holder's continuing ownership of or failure to divest the Securities.

          (h) The following definitions shall apply with respect to this ARTICLE
     NINTH:

             (1) The term "Gaming Authorities" includes all governmental authorities within or without the United States of America which issue or grant any license, franchise or regulatory approval necessary or appropriate for the lawful operation of gaming and related businesses. With respect to the State of Nevada, the term "Gaming Authorities" shall include, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board or their respective successors; and with respect to Atlantic City, New Jersey, the term "Gaming Authorities" shall include, without limitation, the New Jersey Casino Control Commission, the Division of Gaming Enforcement or their respective successors.

             (2) The term "Securities" means any instrument evidencing a direct or indirect beneficial ownership or creditor interest in the Corporation, including but not limited to, Common Stock, Preferred Stock, bonds, mortgages, debentures, security agreements, notes, warrants, options and rights.

             (3) The term "Subsidiary" (A) in matters relating to Gaming Laws of the State of New Jersey, shall have the definition set forth in the New Jersey Statutes Annotated 5:12-47 or (B) in matters relating to Gaming Laws outside of the State of New Jersey, means (i) a corporation, more than 50% of the outstanding voting securities of which the Corporation or a Subsidiary of the Corporation owns or has the power to vote or (ii) a firm, association, partnership, limited liability company, trust or other form of business organization, not a natural person, of which the Corporation or a Subsidiary of the Corporation owns or has the power to vote a majority interest.

                                 ARTICLE TENTH

     Subject to the provisions of these Articles of Incorporation, the By-laws of the Corporation may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such meeting notice of such purpose shall be given. Subject to the laws of the State of Nevada, these Articles of Incorporation and the By-laws of the Corporation, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, amend the By-laws of the

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Corporation, or enact such other By-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

                                ARTICLE ELEVENTH

     The Corporation reserves the right to supplement, amend or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.


     IN WITNESS WHEREOF, ITT Destinations, Inc. has caused this Certificate of Restated Articles of Incorporation to be executed by the following authorized
officer of said corporation on this   th day of September, 1997.


                                          ITT DESTINATIONS, INC.,

                                          by

                                            ------------------------------------
                                            Name:
                                            Title:

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